CERNER ANNOUNCES SHARE REPURCHASE PROGRAM

KANSAS CITY, Mo. - Dec. 13, 2013 - Cerner Corporation (Nasdaq: CERN) today announced that its board of directors approved a stock repurchase program on December 12, 2013, at its regularly scheduled Board meeting, authorizing the repurchase of up to $217 million of its common stock. The company plans to repurchase shares from time to time in the open market, by block purchase, or possibly through other transactions managed by broker-dealers. No time limit was set for completion of the program.

Based on the Dec. 12, 2013, closing price, approximately 4.0 million shares, or 1.2 percent of the company’s shares outstanding, could be repurchased. The repurchase is intended to offset a portion of the dilution created by future equity grants and will be funded from working capital. The previous stock repurchase program approved by Cerner’s board of directors in 2012 was completed.

“At current prices, we believe the repurchase of our stock is a good use of funds,” stated Neal Patterson, Cerner’s chairman, CEO, and co-founder. “This program reflects our commitment to enhancing long-term shareholder value and our confidence in Cerner’s prospects as a leader in the growing health care industry."

About Cerner

Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 10,000 facilities around the world, including more than 2,700 hospitals; 4,150 physician practices; 45,000 physicians; 550 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 45 employer sites and 1,750 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

Cerner Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner Investors Contact: Allan Kells, (816) 201-2445, akells@cerner.com

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “plans”, “approximately”, “could be”, “current” “we believe”, or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings; Additional discussion of these and other risks, uncertainties and factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.